Contact:	Dean Ridlon, Investor Relations Director
Phone: 978.640.5309
Email: Investor_Relations@avid.com

Avid Reports Third Quarter 2006 Results

Tewksbury, MA – October 26, 2006 – Avid Technology, Inc. (NASDAQ: AVID) today reported revenues of $231.2 million for the three-month period ended September 30, 2006 compared to $204.4 million for the same period in 2005. GAAP net income for the quarter was $3.6 million, or $.08 per diluted share compared to a GAAP net loss of $17.8 million, or $.46 per diluted share, in the third quarter of 2005. GAAP net income in the third quarter of 2006 includes $14.3 million of non-cash charges including amortization, in-process research and development, stock-based compensation, restructuring and related tax adjustments. This compares to $42 million of non-cash acquisition-related charges including amortization, in-process research and development, stock-based compensation, restructuring costs and related tax adjustments included in the GAAP net loss for the third quarter of 2005.

“Our professional video business had a solid quarter, with record broadcast bookings driving a 23% sequential increase in that segment’s backlog, and healthy demand for our HD-enabled postproduction solutions yielding growth in our post business,” said David Krall, Avid’s president and chief executive officer.  “As previously announced, we had a slowdown in demand at quarter-end for Digidesign’s Pro Tools|HD® systems. Now that many of the best-selling third-party Pro Tools® plug-ins have been ported to the Intel-based Mac platform, we expect Pro Tools|HD demand to improve in Q4.  We’ve also addressed the stability issue with Pinnacle Studio™ 10, and are now focusing our development efforts on an upcoming release of Pinnacle Studio for the new Windows Vista operating system.”

Revenues for the nine-month period ended September 30, 2006, were $671.5 million compared to revenues of $530.5 million for the same period in 2005. GAAP net income for the first nine months of 2006 was $9.6 million, or $.22 per diluted share, compared to GAAP net income of $15.6 million, or $.41 per diluted share, for the same period in 2005. GAAP net income for the nine-month period ended September 30, 2006 includes $38.9 million of non-cash amortization, stock-based compensation, restructuring costs, in-process research and development, and related tax adjustments. This compares to $46.8 million of acquisition-related charges including in-process research and development, restructuring costs, stock-based compensation and related tax adjustments included in GAAP net income for the nine-month period ended September 30, 2005.

Use of Non-GAAP Financial Measures

This press release may contain “non-GAAP financial measures” under the rules of the Securities and Exchange Commission.  This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  We believe it is useful for ourselves and investors to review both GAAP and non-GAAP measures in order to assess our performance.  We also believe these non-GAAP financial measures are a meaningful measure of our operating performance and will assist investors in understanding our results of operations on a comparative basis.

Conference Call

A conference call to discuss Avid’s third quarter 2006 financial results will be held today, October 26, 2006, at 5:00 p.m. EDT. The call will be open to the public, and can be accessed by dialing (913) 981-4902 and referencing confirmation code 8103614. The call and subsequent replay will also be available on Avid’s web site. To listen via this alternative, go to the Investor Relations page under the About Us menu at www.avid.com for complete details 10-15 minutes prior to the start of the conference call.

The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as market acceptance of Avid’s existing and new products, Avid’s ability to anticipate customer needs, competitive factors, including pricing pressures, delays in product shipments, and the other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimate only as of today and should not be relied upon as representing the company’s estimate as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimate changes.

About Avid Technology, Inc.

Avid Technology, Inc. is the world leader in digital nonlinear media creation, management, and distribution solutions, enabling film, video, audio, animation, games, and broadcast professionals to work more efficiently, productively, and creatively. For more information about the company’s Oscar®, Grammy®, and Emmy® award-winning products and services, please visit: www.avid.com.

© 2006 Avid Technology, Inc. All rights reserved. Avid, Digidesign, Film Composer, Pinnacle Studio, Pro Tools|HD and Pro Tools are either registered trademarks or trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid® Film Composer® system for motion picture editing. Digidesign, Avid’s audio division, received an Oscar statuette representing the 2003 Scientific and Technical Award for the design, development, and implementation of its Pro Tools digital audio workstation. Oscar is a trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks contained herein are the property of their respective owners.

AVID TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue
Product	$203,274	$183,658	$595,597	$472,975
Service	27,959	20,762	75,932	57,497
Total Revenue	231,233	204,420	671,529	530,472

Cost of Revenue
Product	99,202	82,133	284,382	204,274
Service	13,968	11,587	41,095	31,684
Amortization of intangible assets	6,208	3,854	16,304	4,417
Total Cost of Revenue	119,378	97,574	341,781	240,375

Gross Profit	111,855	106,846	329,748	290,097

Operating Expenses
Research and development	35,250	29,636	106,363	79,225
Marketing and selling	50,641	44,601	153,136	120,895
General and administrative	16,021	12,188	47,011	32,961
In-process research and development	569	32,390	879	32,390
Amortization of intangible assets	3,298	2,544	10,940	5,729
Restructuring charges (recoveries)	(1,620)	1,997	(554)	1,997
Total Operating Expenses	104,159	123,356	317,775	273,197

Operating income (loss)	7,696	(16,510)	11,973	16,900
Interest and other income (expense), net	1,832	1,719	5,683	3,735
Income (loss) before income taxes	9,528	(14,791)	17,656	20,635

Provision for income taxes	5,935	2,966	8,018	5,080

Net Income (Loss)	$3,593	$(17,757)	$9,638	$15,555

Net income (loss) per common share – basic	$0.09	$(0.46)	$0.23	$0.43

Net income (loss) per common share – diluted	$0.08	$(0.46)	$0.22	$0.41

Weighted-average common shares outstanding - basic	41,531	38,935	41,978	36,381

Weighted-average common shares outstanding - diluted	42,281	38,935	42,845	38,217

AVID TECHNOLOGY, INC.

(unaudited - in thousands, except per share data)

Net income (loss) includes the following items that were highlighted in the text of this press release:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006		2005		2006		2005
		per diluted share		per diluted share		per diluted share		per diluted share
Amortization of intangible assets	$9,506	$0.23	$6,398	$0.16	$27,244	$0.64	$10,146	$0.26
Stock-based compensation	4,326	$0.10	458	$0.01	13,044	$0.30	1,830	$0.05
Restructuring charges (recoveries)	(1,620)	$(0.04)	1,997	$0.05	(554)	$(0.01)	1,997	$0.05
In-process research and development	569	$0.01	32,390	$0.80	879	$0.02	32,390	$0.85
Related tax adjustments	1,494	$0.04	735	$0.02	(1,757)	$(0.04)	390	$0.01
Total	$14,275	$0.34	$41,978	$1.04	$38,856	$0.91	$46,753	$1.22

Stock-based compensation, which relates to adoption of SFAS 123R, the acquisition of M-Audio, and the issuance of restricted stock and restricted stock units in Q3 2006 and Q3 YTD 2006, is comprised of the following:

Stock-based compensation included in:	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Cost of product revenues	$128	$–	$398	$–
Cost of service revenues	196	–	623	–
Research and development expense	1,252	36	3,802	129
Marketing and selling expense	1,190	137	3,638	492
General and administrative expense	1,560	285	4,583	1,209
	$4,326	$458	$13,044	$1,830

AVID TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited - in thousands)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$159,731	$238,430
Accounts receivable, net of allowances of $22,326 and $22,233 at
September 30, 2006 and December 31, 2005, respectively	149,073	140,669
Inventories	134,390	96,845
Prepaid and other current assets	26,186	25,733
Total current assets	469,380	501,677

Property and equipment, net	39,362	38,563
Goodwill	424,735	396,902
Intangible assets, net	110,451	118,676
Other assets	6,421	6,228
Total assets	$1,050,349	$1,062,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,759	$43,227
Accrued expenses and other current liabilities	96,728	96,311
Deferred revenues	67,235	62,863
Total current liabilities	208,722	202,401

Long-term liabilities	20,105	20,048
Total liabilities	228,827	222,449

Stockholders’ equity:
Common stock	423	421
Additional paid-in capital	944,911	928,703
Accumulated deficit	(80,282)	(88,795)
Treasury stock at cost, net of reissuances	(47,924)	—
Deferred compensation	—	(1,830)
Accumulated other comprehensive income	4,394	1,098
Total stockholders’ equity	821,522	839,597
Total liabilities and stockholders’ equity	$1,050,349	$1,062,046